Exhibit 15.1

Office: +852 2801 6066
Mobile: +852 9718 8740
Email: rthorp@tta.lawyer

To:	51Talk Online Education Group
24 Raffles Place #17-04 Clifford Centre Singapore 048621

29 April 2024

Dear Sirs

51Talk Online Education Group

We have acted as legal advisers as to the laws of the Cayman Islands to 51Talk Online Education Group, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2023 (“Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 10. Additional Information—E. Taxation” in the Form 20-F, and further consent to the incorporation by reference of the summary of our opinions under this caption into the Company’s registration statements on Form S-8 (File No. 333-213457) that was filed on 2 September 2016, Form S-8 (File No. 333-229055) that was filed on 28 December 2018 and Form S-8 (File No. 333-274238) that was filed on 28 August 2023. We also consent to the filing of this consent letter as an exhibit to the annual report on the Form 20-F.

Yours faithfully

/s/ TRAVERS THORP ALBERGA
TRAVERS THORP ALBERGA